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                                                                   EXHIBIT 99.30

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached.

Dated: May 28, 1999

                                    AMPHION VENTURES L.P.

                                    By: Amphion Partners L.L.C., General Partner


                                    By: /s/ Richard C.E. Morgan
                                        ----------------------------------------
                                        Richard C.E. Morgan, a Managing Member


                                    AMPHION PARTNERS L.L.C.



                                    By: /s/ Richard C.E. Morgan
                                        ----------------------------------------
                                        Richard C.E. Morgan, a Managing Member


                                    ANTIOPE PARTNERS L.L.C.


                                    By: /s/ Richard C.E. Morgan
                                        ----------------------------------------
                                        Richard C.E. Morgan, a Managing Member


                                    AMPHION INVESTMENTS L.L.C.


                                    By: /s/ Richard C.E. Morgan
                                        ----------------------------------------
                                        Richard C.E. Morgan, a Managing Member